Investor Contact: Kelley Hall (503) 532-3793	Media Contact: Kellie Leonard (503) 671-6171

NIKE, INC. REPORTS FISCAL 2013 SECOND QUARTER RESULTS

•	Revenues from continuing operations up 7 percent to $6.0 billion, up 10 percent excluding currency changes
•	Diluted earnings per share from continuing operations up 11 percent to $1.14
•	Worldwide futures orders up 6 percent, 7 percent growth excluding currency changes
•	Inventories up 9 percent

BEAVERTON, Ore., Dec. 20, 2012 – NIKE, Inc. (NYSE:NKE) today reported financial results for its fiscal 2013 second quarter ended November 30, 2012. For continuing operations, strong demand for NIKE, Inc. brands propelled double-digit revenue growth on a currency neutral basis, and diluted earnings per share grew faster than revenue due to SG&A leverage, an increase in other income and a lower average share count, which more than offset the impact of a slightly lower gross margin and an increase in the effective tax rate.

“Our strong second quarter results show that our growth strategies are working, even under challenging macroeconomic conditions,” said Mark Parker, President and CEO, NIKE, Inc. “We have a focused and flexible portfolio that allows us to target the biggest growth opportunities at all levels – brand, category and product. We stay connected with our consumers and that enables us to deliver innovations that excite the marketplace, grow the business and deliver more value to shareholders."*

Second Quarter Continuing Operations Income Statement Review

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Revenues for NIKE, Inc. increased 7 percent to $6.0 billion, up 10 percent on a currency-neutral basis. Excluding the impact of changes in foreign currency, NIKE Brand revenues rose 11 percent, with growth in all key categories, product types and geographies except Greater China. Revenues for Other Businesses increased 6 percent on a currency-neutral basis, as Converse, Hurley and NIKE Golf all increased revenues during the quarter.

•
Gross margin declined 30 basis points to 42.5 percent. Gross margin benefitted from pricing actions and easing material costs; however, these benefits were more than offset by higher labor costs and unfavorable changes in foreign exchange rates. Additionally, gross margin was negatively impacted by a shift in the mix of the Company’s revenues to lower margin products and businesses.

•
Selling and administrative expenses grew at a slower rate than revenue, up 6 percent to $1.8 billion. Demand creation expenses were $613 million, relatively unchanged from the prior year. Operating overhead expenses increased 10 percent to $1.2 billion due to additional investments made in the wholesale business to support growth initiatives and higher Direct to Consumer costs as a result of higher volume driven expenses in existing NIKE-owned stores and the cost of new stores opened in the last year.

•
Other income, net was $17 million, comprised primarily of foreign exchange gains and other non-operating items. For the quarter, the Company estimates the year-over-year change in currency related gains and losses included in other income, net, combined with the impact of changes in currency exchange rates on the translation of foreign currency-denominated profits, increased pretax income by approximately $10 million.

•	The effective tax rate was 26.8 percent, compared to 24.1 percent for the same period last year. The increase was largely as a result of an increase in our effective tax rate on foreign operations.
•
Net income from continuing operations increased 9 percent to $521 million while diluted earnings per share increased 11 percent to $1.14, reflecting a 3 percent decline in the weighted average diluted common shares outstanding.

November 30, 2012 Balance Sheet Review for Continuing Operations

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Inventories for NIKE, Inc. were $3.3 billion, up 9 percent from November 30, 2011. NIKE Brand inventories increased 8 percent; of which 6 percentage points of growth were due to higher NIKE Brand wholesale unit inventories to support future demand and 2 percentage points of growth were due to higher average product cost per unit.

•	Cash and short-term investments were $3.5 billion, $160 million higher than last year mainly as a result of higher net income and proceeds from the sale of the Umbro brand.

Share Repurchases

During the second quarter, NIKE, Inc. repurchased a total of 4.0 million shares for approximately $384 million and concluded the Company’s previous four-year, $5 billion share repurchase program approved by the Board of Directors in September 2008. During this program the Company purchased a total of 59.4 million shares at an average price of $84.16.

Following the completion of the previous program, the Company began repurchases under the four-year, $8 billion program approved in September 2012. Of the total shares repurchased during the second quarter, 3.1 million shares were purchased under this program at a cost of approximately $294 million.

Futures Orders

As of the end of the quarter worldwide futures orders for NIKE Brand athletic footwear and apparel, scheduled for delivery from December 2012 through April 2013 totaled $9.3 billion, 6 percent higher than orders reported for the same period last year. Excluding currency changes, reported orders would have increased 7 percent.*

Discontinued Operations

The Company continually evaluates its existing portfolio of businesses to ensure resources are invested in those businesses that are accretive to the NIKE Brand, and represent the largest growth potential and highest returns. On May 31, 2012, the Company announced its intention to divest of the Umbro and Cole Haan businesses, which will allow it to focus resources on driving growth in the NIKE, Jordan, Converse and Hurley brands.

On November 30, 2012, the Company completed the sale of certain assets of the Umbro brand to Iconix Brand Group for $225 million. For the second quarter ended November 30, 2012, the Company recorded a loss of $107 million, net of tax, on the sale of these assets, representing the sale price less the value of the Umbro assets sold, the release of the associated cumulative translation adjustment, and other miscellaneous charges, offset by a tax benefit on the loss. This loss is included in the Net Loss from Discontinued Operations.

On November 16, 2012, the Company announced it had reached a definitive agreement to sell Cole Haan to Apax Partners for $570 million. As of November 30, 2012, the Company classified Cole Haan as an asset held-for-sale and included the results of Cole Haan’s operations in the Net Loss from Discontinued Operations. The Company expects to complete the sale of Cole Haan in the third quarter of fiscal 2013, and to record a gain on the sale at that time.

For the second fiscal quarter of 2013, the Company’s Net Loss from Discontinued Operations was $137 million. This includes the loss recorded for the sale of the Umbro brand of $107 million, net of tax, in addition to net operating losses and divesture transaction costs for Umbro and Cole Haan during the period, net of tax.

Conference Call

NIKE management will host a conference call beginning at approximately 2:00 p.m. PT on December 20, 2012, to review second quarter results. The conference call will be broadcast live over the Internet and can be accessed at http://investors.nikeinc.com. For those unable to listen to the live broadcast, an archived version will be available at the same location through 9:00 p.m. PT, December 27, 2012.

About NIKE, Inc.

NIKE, Inc., based near Beaverton, Oregon, is the world's leading designer, marketer and distributor of authentic athletic footwear, apparel, equipment and accessories for a wide variety of sports and fitness activities. Wholly-owned NIKE, Inc. subsidiaries include Converse Inc., which designs, markets and distributes athletic footwear, apparel and accessories and Hurley International LLC, which designs, markets and distributes action sports and youth lifestyle footwear, apparel and accessories. For more information, NIKE’s earnings releases and other financial information are available on the Internet at http://investors.nikeinc.com and individuals can follow @Nike.

*
The marked paragraphs contain forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties are detailed from time to time in reports filed by Nike with the S.E.C., including Forms 8-K, 10-Q, and 10-K. Some forward-looking statements in this release concern changes in futures orders that are not necessarily indicative of changes in total revenues for subsequent periods due to the mix of futures and “at once” orders, exchange rate fluctuations, order cancellations, discounts and returns, which may vary significantly from quarter to quarter, and because a significant portion of the business does not report futures orders.

(Additional Tables Follow)

NIKE, Inc.
CONSOLIDATED STATEMENTS OF INCOME
For the period ended November 30, 2012

	THREE MONTHS ENDED		%	SIX MONTHS ENDED		%
(Dollars in millions, except per share data)	11/30/2012	11/30/2011	Change	11/30/2012	11/30/2011	Change
Income from continuing operations:
Revenues	$5,955	$5,546	7%	$12,429	$11,439	9%
Cost of sales	3,425	3,170	8%	7,071	6,445	10%
Gross profit	2,530	2,376	6%	5,358	4,994	7%
Gross margin	42.5%	42.8%		43.1%	43.7%

Demand creation expense	613	616	0%	1,484	1,280	16%
Operating overhead expense	1,223	1,115	10%	2,411	2,181	11%
Total selling and administrative expense	1,836	1,731	6%	3,895	3,461	13%
% of revenue	30.8%	31.2%		31.3%	30.3%

Interest (income) expense, net	(1)	3	-	(4)	3	-
Other (income) expense, net	(17)	10	-	(45)	27	-
Income before income taxes	712	632	13%	1,512	1,503	1%
Income taxes	191	152	26%	406	362	12%
Effective tax rate	26.8%	24.1%		26.9%	24.1%

NET INCOME FROM CONTINUING OPERATIONS	521	480	9%	1,106	1,141	-3%
NET LOSS FROM DISCONTINUED OPERATIONS	(137)	(11)	-	(155)	(27)	-
NET INCOME	$384	$469	-18%	$951	$1,114	-15%

Earnings per share from continuing operations:
Basic earnings per common share	$1.16	$1.05	10%	$2.45	$2.47	-1%
Diluted earnings per common share	$1.14	$1.03	11%	$2.41	$2.42	0%

Earnings per share from discontinued operations:
Basic earnings per common share	$(0.30)	$(0.03)	-	$(0.34)	$(0.06)	-
Diluted earnings per common share	$(0.30)	$(0.03)	-	$(0.34)	$(0.06)	-

Weighted Average Common Shares Outstanding:
Basic	448.5	459.2		450.7	462.1
Diluted	456.6	468.5		459.2	471.5

Dividends declared per common share	$0.42	$0.36		$0.78	$0.67

NIKE, Inc.
CONSOLIDATED BALANCE SHEETS
As of November 30, 2012

	November 30,	November 30,
(Dollars in millions)	2012	2011	% Change
ASSETS
Current assets:
Cash and equivalents	$2,291	$1,929	19%
Short-term investments	1,234	1,436	-14%
Accounts receivable, net	3,188	3,016	6%
Inventories	3,318	3,035	9%
Deferred income taxes	327	289	13%
Prepaid expenses and other current assets	733	768	-5%
Assets of discontinued operations	344	576	-40%
Total current assets	11,435	11,049	3%
Property, plant and equipment	5,310	4,883	9%
Less accumulated depreciation	3,052	2,780	10%
Property, plant and equipment, net	2,258	2,103	7%
Identifiable intangible assets, net	374	364	3%
Goodwill	131	131	0%
Deferred income taxes and other assets	973	918	6%
TOTAL ASSETS	$15,171	$14,565	4%
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$58	$114	-49%
Notes payable	100	123	-19%
Accounts payable	1,519	1,370	11%
Accrued liabilities	1,879	1,727	9%
Income taxes payable	45	81	-44%
Liabilities of discontinued operations	198	181	9%
Total current liabilities	3,799	3,596	6%
Long-term debt	170	234	-27%
Deferred income taxes and other liabilities	1,188	892	33%
Redeemable preferred stock	-	-	-
Shareholders' equity	10,014	9,843	2%
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$15,171	$14,565	4%

NIKE, Inc.
DIVISIONAL REVENUES1
For the period ended November 30, 2012

	THREE MONTHS ENDED				SIX MONTHS ENDED
(Dollars in millions)	11/30/2012	11/30/2011	% Change	% Change Excluding Currency Changes 2	11/30/2012	11/30/2011	% Change	% Change Excluding Currency Changes 2
North America
Footwear	$1,471	$1,305	13%	13%	$3,203	$2,749	17%	17%
Apparel	788	661	19%	19%	1,583	1,293	22%	23%
Equipment	162	100	62%	61%	341	224	52%	52%
Total	2,421	2,066	17%	17%	5,127	4,266	20%	20%
Western Europe
Footwear	545	538	1%	8%	1,259	1,269	-1%	9%
Apparel	301	324	-7%	-1%	683	740	-8%	1%
Equipment	51	53	-4%	4%	122	134	-9%	-1%
Total	897	915	-2%	4%	2,064	2,143	-4%	6%
Central & Eastern Europe
Footwear	134	135	-1%	4%	312	315	-1%	9%
Apparel	117	111	5%	10%	251	234	7%	17%
Equipment	15	15	0%	5%	45	46	-2%	9%
Total	266	261	2%	7%	608	595	2%	12%
Greater China
Footwear	324	353	-8%	-9%	680	667	2%	1%
Apparel	224	268	-16%	-17%	402	445	-10%	-11%
Equipment	29	29	0%	-2%	67	66	2%	-1%
Total	577	650	-11%	-12%	1,149	1,178	-2%	-4%
Japan
Footwear	107	100	7%	10%	213	203	5%	6%
Apparel	98	83	18%	19%	159	155	3%	3%
Equipment	14	15	-7%	-6%	30	34	-12%	-12%
Total	219	198	11%	13%	402	392	3%	3%
Emerging Markets
Footwear	718	660	9%	16%	1,322	1,227	8%	18%
Apparel	273	233	17%	24%	484	415	17%	27%
Equipment	61	55	11%	16%	113	106	7%	16%
Total	1,052	948	11%	18%	1,919	1,748	10%	20%
Global Brand Divisions3	27	25	8%	15%	54	57	-5%	2%
Total NIKE Brand	5,459	5,063	8%	11%	11,323	10,379	9%	13%
Other Businesses4	518	488	6%	6%	1,153	1,073	7%	8%
Corporate5	(22)	(5)	-	-	(47)	(13)	-	-
Total NIKE, Inc. Revenues From Continuing Operations	$5,955	$5,546	7%	10%	$12,429	$11,439	9%	13%

Total NIKE Brand
Footwear	$3,299	$3,091	7%	10%	$6,989	$6,430	9%	13%
Apparel	1,801	1,680	7%	10%	3,562	3,282	9%	12%
Equipment	332	267	24%	27%	718	610	18%	22%
Global Brand Divisions3	27	25	8%	15%	54	57	-5%	2%

1 Certain prior year amounts have been reclassified to conform to fiscal year 2013 presentation. These changes had no impact on previously reported results of operations or shareholders' equity.
2 Fiscal 2013 results have been restated using fiscal 2012 exchange rates for the comparative period to enhance the visibility of the underlying business trends excluding the impact of foreign currency exchange rate fluctuations.

3 Global Brand Divisions primarily represent NIKE Brand licensing businesses that are not part of a geographic operating segment.
4 Other businesses represent activities of Converse, Hurley, and NIKE Golf.
5 Corporate revenues primarily consist of intercompany revenue eliminations and foreign currency revenue-related hedge gains and losses generated by entities within the NIKE Brand geographic operating segments and certain Other Businesses through our centrally managed foreign exchange risk management program.

NIKE, Inc.
EARNINGS BEFORE INTEREST AND TAXES1,2
For the period ended November 30, 2012

	THREE MONTHS ENDED		%	SIX MONTHS ENDED		%
(Dollars in millions)	11/30/2012	11/30/2011	Change	11/30/2012	11/30/2011	Change
North America	$556	$426	31%	$1,186	$965	23%
Western Europe	113	92	23%	327	315	4%
Central & Eastern Europe	43	33	30%	104	103	1%
Greater China	185	220	-16%	349	391	-11%
Japan	43	35	23%	67	69	-3%
Emerging Markets	305	247	23%	528	437	21%
Global Brand Divisions3	(324)	(281)	-15%	(699)	(547)	-28%
TOTAL NIKE BRAND	921	772	19%	1,862	1,733	7%
Other Businesses4	80	71	13%	201	176	14%
Corporate5	(290)	(208)	-39%	(555)	(403)	-38%
TOTAL EARNINGS BEFORE INTEREST AND TAXES	$711	$635	12%	$1,508	$1,506	0%

1 The Company evaluates performance of individual operating segments based on earnings before interest and taxes (also commonly referred to as “EBIT”), which represents net income before interest expense, net, and income taxes.

2 Certain prior year amounts have been reclassified to conform to fiscal year 2013 presentation. These changes had no impact on previously reported results of operations or shareholders' equity.
3 Global Brand Divisions primarily represent NIKE Brand licensing businesses that are not part of a geographic operating segment and selling general and administrative expenses that are centrally managed for the NIKE Brand.

4 Other Businesses represent activities of Converse, Hurley, and NIKE Golf.
5 Corporate consists of unallocated general and administrative expenses, which includes expenses associated with centrally managed departments, depreciation and amortization related to the Company’s corporate headquarters, unallocated insurance and benefit programs, certain foreign currency gains and losses, including certain hedge gains and losses, corporate eliminations and other items.

NIKE, Inc.
NIKE BRAND REPORTED FUTURES GROWTH BY GEOGRAPHY1
As of November 30, 2012

	Reported Futures Orders	Excluding Currency Changes 2

North America	14%	14%
Western Europe	-1%	0%
Central & Eastern Europe	10%	11%
Greater China	-6%	-7%
Japan	-3%	4%
Emerging Markets	7%	11%
Total NIKE Brand Reported Futures	6%	7%
1 Futures orders by geography and in total for NIKE Brand athletic footwear and apparel scheduled for delivery from December 2012 through April 2013.
The reported futures and advance orders growth is not necessarily indicative of our expectation of revenue growth during this period. This is due to year-over-year changes in shipment timing and because the mix of orders can shift between advance/futures and at-once orders and the fulfillment of certain orders may fall outside of the schedule noted above. In addition, exchange rate fluctuations as well as differing levels of order cancellations and discounts can cause differences in the comparisons between advance/futures orders and actual revenues. Moreover, a significant portion of our revenue is not derived from futures and advance orders, including at-once and close-out sales of NIKE Brand footwear and apparel, sales of NIKE Brand equipment, sales from certain of our Direct to Consumer operations, and sales from our Other Businesses.

2 Reported futures restated using prior year exchange rates to enhance the visibility of the underlying business trends excluding the impact of foreign currency exchange rate fluctuations.